Exhibit 99.1
News release via Canada NewsWire, Toronto 416-863-9350

     Attention Business/Financial Editors:
     Western Goldfields Announces 2007 Year-End Results

     <<
     -  Measured and Indicated resources (inclusive of reserves) increased by
        400,000 ounces to 4.3 million ounces of gold
     -  Initial gold production achieved and startup capital expenditures on budget
     -  Year end cash balance of $51.4 million
     >>

     TORONTO, March 10 /CNW/ - Western Goldfields Inc. (TSX:WGI, AMEX:WGW)
today announced financial results for the year ended December 31, 2007. The
Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States (US GAAP). Dollar amounts are expressed in US dollars unless otherwise stated.
     "In 2007 we completed the first phase of Western Goldfields' strategic plan," said Mr. Randall Oliphant, Chairman, Western Goldfields. "We brought the Mesquite Mine into production three months ahead of schedule and on budget. The Company will now focus on the next phase of our strategic plan, which is to use the Mesquite Mine as a platform for growth as we identify other opportunities in North America."

     <<
     During the year ended December 31, 2007, the Company:

     -  Reactivated mining operations and commenced gold production from new ore at Mesquite three months ahead of the Feasibility Study schedule
     -  Completed two equity financings for net proceeds of $92.6 million
     -  Arranged a term loan facility for $105.0 million to finance the project
     -  Executed a major capital expenditure and construction program
     -  Built a strong management team and hired and trained personnel for resumed mining operations
     -  Increased the Proven and Probable reserves at Mesquite by 10%
     >>

     "The strength of our management team in financing and development is our key asset," said Mr. Oliphant. "We intend to build on our record of value creation for our shareholders in 2008 and beyond."

     Financial Results
     -----------------
     The Company's net loss to common shareholders for the year ended
December 31, 2007, was $50.3 million, or $0.43 per share, compared with
$11.6 million, or $0.18 per share, for the year ended December 31, 2006. The net loss for 2007 includes a non-cash after-tax loss of $35.9 million arising from the mark-to-market of contracts for the forward sale of gold which were taken out as a requirement of our term loan facility. Results for 2007, as compared with 2006, were impacted by the reduction in gold ounces sold from
13,210 ounces to 6,889 ounces, as less residual gold was extracted from the leach pads. This lower production was partially offset by a 14% increase in the average selling price per ounce from $595 to $677, reflecting the continuation of strong gold market prices.

     Liquidity and Capital Resources
     -------------------------------
     At December 31, 2007 the Company's cash balance was $51.4 million, of which restricted cash was $7.5 million, and working capital was $46.2 million.
In addition, unutilized credit facilities were $28.6 million, of which
$10.9 million is available for the Mesquite expansion project and
$17.7 million is available for general corporate purposes. On February 7, 2008 an additional $2.7 million was drawn under the credit facility, leaving
$8.2 million available for the Mesquite expansion and $17.7 for general corporate purposes. This represents a significant improvement in the Company's financial position since December 31, 2006 when it reported cash of
$5.5 million and working capital of $4.6 million. During 2007 liquidity was also improved through the conversion of warrants and the exercise of stock options, for proceeds of $5.6 million.

     Current Mineral Resources and Reserves
     --------------------------------------
     Proven and Probable reserves at December 31, 2007 are estimated to be
2.76 million ounces (March 2007 - 2.77 million ounces). The reserves were calculated using an assumed gold price of $500 per ounce. The modest decrease in reserves since March 2007 is a result of mining depletion as the Company commenced mining and stacking of new ore on the leach pad during the fourth quarter of 2007.
     Measured and Indicated resources (inclusive of mineral reserves) at
December 31, 2007 increased to 4.3 million ounces of gold from 3.9 million ounces (March 2007). Approximately half of the increase is attributable to additional diamond drill results which have been added to the resource model and the balance is due to an increase in the gold price assumption used in computing the resource estimates. The gold price assumption increased from
$600 per ounce to $650 per ounce.

     2008 Outlook
     ------------
     During 2008, the Mesquite Mine will ramp up production as the operation continues with waste rock mining, exposing the ore zones and mining of the oxide reserves. Based on the mining schedule, the leaching curve and solution inventory, Mesquite is expected to produce between 10,000 - 13,000 ounces of gold in the first quarter at cost of sales exceeding $1,000 per ounce(1).
Second quarter production will increase to between 40,000 - 50,000 ounces of gold at cost of sales less than $300 per ounce(1), and full year's production for 2008 is expected to be between 155,000 - 165,000 ounces of gold.
     Forecasted cost of sales per ounce for the full year 2008 will rise to between $410 - $430 compared to previous estimates of $355 - $365(1). The increase to forecasted cost of sales per ounce is due to additional labour and fuel costs associated with adding a fourth crew of truck operators. The additional crew will ensure adequate waste removal to offset the effect of lower than modeled truck speeds for waste and ore hauls. The reduced speeds are a result of the type of tires currently available in the marketplace. The
Company expects to procure better performing radial tires for 2009 which will result in increased truck speeds for its haul trucks, allowing Mesquite to return to originally anticipated production rates and cost of sales.
Production for 2009 is forecast between 150,000 - 160,000 ounces of gold at a cost of sales of $360 - $370 per ounce(1), in line with original forecasts.
     Cost of sales for 2008 is also impacted by an increase in inventory adjustment compared to 2007. The Company's year-end gold inventory in the leach pad was computed at net realizable value less the estimated cost to process and sell the gold ounces. The effect of the charge on 2008 cost of sales per ounce(1), which will diminish in the future as steady state production is achieved, is approximately $25 - $30.

     <<
     (1) Cost of sales per ounce is a non-GAAP measure and is defined as cost of sales as per the Company's financial statements (mine operating costs plus royalties) divided by the number of ounces sold.
     >>

     Western Goldfields Inc.
     -----------------------
     Western Goldfields Inc. is a gold producer and exploration company with a focus on precious metal mining opportunities in North America. The Mesquite
Mine, currently the Company's sole asset, was brought into production in
January 2008, and the Company's focus is now on achieving the anticipated rate of production and completing planned improvements to the property. Western
Goldfields common shares trade on the Toronto Stock Exchange under the symbol
WGI, and on the American Stock Exchange under the symbol WGW. For further details, please visit www.westerngoldfields.com.

     Forward-Looking Information
     ---------------------------
     Certain statements contained in this news release and subsequent oral statements made by and on behalf of the Company may contain forward-looking information within the meaning of the United States Private Securities
Litigation Reform Act of 1995 and similar Canadian legislation. Such forward-looking statements are identified by words such as "intends",
"anticipates", "believes", "expects", "plans" and "hopes" and include, without limitation, statements regarding the Company's plan of business operations, timing and costs to recommence commercial production, economic viability of the Mesquite Mine, production and cost estimates, financing options, including entering into a debt financing arrangement, and the consequences thereof, potential contractual arrangements, receipt of working capital, anticipated revenues, exercise of outstanding warrants, and capital and operating expenditures. These forward-looking statements are based on the best estimates of management at the time such statements are made. There can be no assurance that such statements will prove to be accurate; actual results and future events could differ materially from such statements. Factors that could cause actual results to differ materially include, among others, those set forth in the Company's Annual Report on Form 10-KSB for the year ended December 31,
2006 filed with the U.S. Securities and Exchange Commission, under the caption, "Risk Factors". Most of these factors are outside the control of the
Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulation, the Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

     Cautionary Note to U.S. Investors Concerning Estimates of Measured,
     -------------------------------------------------------------------
     Indicated and Inferred Resources
     --------------------------------

     This press release uses the terms "measured", "indicated" and/or
"inferred" mineral resources. United States investors are advised that while such terms are recognized by Canadian regulations, the United States
Securities and Exchange Commission does not recognize them. United States investors are cautioned not to assume that all or any part of mineral resources will ever be converted into mineral reserves. Inferred mineral resources have a great amount of uncertainty as to their existence, and as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of an inferred mineral resource exists, or is economically or legally mineable.

     The technical information contained in this press release has been prepared under the supervision of Wes Hanson P. Geo, a qualified person under
NI 43-101. Mr. Hanson is an officer of Western Goldfields.

     <<
                            WESTERN GOLDFIELDS INC.
                          CONSOLIDATED BALANCE SHEETS
                               (In U.S. dollars)

                                                   December 31,   December 31,
                                                       2007           2006

     ASSETS
       CURRENT ASSETS
         Cash and cash equivalent                $  43,870,426  $   5,502,535
         Restricted Cash                             7,500,000              -
         Receivables                                   298,036        223,507
         Inventories                                11,200,789        511,663
         Prepaid expenses                              887,485        841,636
                                                 -------------- --------------
           TOTAL CURRENT ASSETS                     63,756,736      7,079,341
                                                 -------------- --------------

       Property, plant, and equipment, net of
        accumulated amortization                    77,951,155      4,328,512
       Construction in progress                     21,863,561      2,880,775
       Investments - reclamation and remediation     8,660,584      6,337,006
       Long-term deposits                              347,543        329,146
       Long-term prepaid expenses                    1,554,941      1,009,555
       Deferred debt issuance costs                  3,227,410        250,000
       Deferred income tax assets                   37,133,460              -
                                                 -------------- --------------
         TOTAL OTHER ASSETS                        150,738,654     15,134,994
                                                 -------------- --------------

     TOTAL ASSETS                                $ 214,495,390  $  22,214,335
                                                 -------------- --------------
                                                 -------------- --------------

     LIABILITIES & STOCKHOLDERS' EQUITY
       CURRENT LIABILITIES
         Accounts payable                        $   5,318,738  $   1,694,245
         Accrued expenses                            1,540,711        835,740
         Accrued payroll                             1,561,848              -
         Current portion of mark-to-market loss
          on gold hedging contracts                  1,935,306              -
         Accrued interest                              359,698              -
         Current portion of loan payable             6,881,612              -
                                                 -------------- --------------
           TOTAL CURRENT LIABILITIES                17,597,913      2,529,985
                                                 -------------- --------------

       LONG-TERM LIABILITIES
         Mark-to-market loss on gold
          hedging contracts                         56,965,940              -
         Loan payable                               69,580,745              -
         Reclamation and remediation liabilities     5,061,143      4,805,473
                                                 -------------- --------------

           TOTAL LIABILITIES                       149,205,741      7,335,458
                                                 -------------- --------------

       COMMITMENTS AND CONTINGENCIES                         -              -

       STOCKHOLDERS' EQUITY
         Common stock, of no par value, unlimited
          shares authorized; 135,049,685 and
          78,452,876 shares issued and outstanding,
          respectively                             133,725,314     32,884,798
         Stock options and warrants                  7,551,031      7,674,270
         Accumulated deficit                       (75,986,696)   (25,678,233)
         Accumulated other comprehensive income              -         (1,958)
                                                 -------------- --------------
           TOTAL STOCKHOLDERS' EQUITY               65,289,649     14,878,877
                                                 -------------- --------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $ 214,495,390  $  22,214,335
                                                 -------------- --------------
                                                 -------------- --------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE LOSS
                               (In U.S. dollars)

                                             Year Ended December 31,
                                  --------------------------------------------
                                        2007           2006           2005
                                  -------------- -------------- --------------

     REVENUES
       Revenues from gold sales   $   4,665,890  $   7,859,214    $ 9,798,150
                                  -------------- -------------- --------------

     COST OF GOODS SOLD
       Mine operating costs          19,099,461      9,265,699      8,784,115
       Amortization and accretion     4,241,789      1,352,034      1,599,098
       Royalties                        192,116        302,693        774,065
       Reclamation cost recovery        (21,940)    (1,459,859)      (543,964)
                                  -------------- -------------- --------------
                                     23,511,426      9,460,567     10,613,314
                                  -------------- -------------- --------------

     GROSS LOSS                     (18,845,536)    (1,601,353)      (815,164)
                                  -------------- -------------- --------------

     EXPENSES
       General and administrative     5,809,160      4,261,067      1,653,268
       Stock based compensation       2,561,050      3,209,285        518,316
       Severance costs payable in
        common shares                         -        547,200              -
       Exploration                      794,770      1,220,892        220,755
                                  -------------- -------------- --------------
                                      9,164,980      9,238,444      2,392,339
                                  -------------- -------------- --------------

     OPERATING LOSS                 (28,010,516)   (10,839,797)    (3,207,503)
                                  -------------- -------------- --------------

     OTHER INCOME (EXPENSE)
       Interest income                1,975,588        391,824        173,479
       Interest expense              (1,101,931)       (20,434)      (348,959)
       Agency and commitment fees      (760,883)             -              -
       Amortization of deferred
        debt issuance costs            (342,402)             -              -
       Unrealized loss on
        mark-to-market of gold
        forward sales contracts     (58,901,246)             -              -
       Gain on extinguishment
        of debt                               -        142,949              -
       Loss on foreign
        currency exchange              (342,973)       (13,970)             -
       Gain (Loss) on sale of assets     42,440        (18,837)        42,734
       Expenses of Romarco
        merger termination                    -     (1,225,000)             -
                                  -------------- -------------- --------------
                                    (59,431,407)      (743,468)      (132,746)
                                  -------------- -------------- --------------

     LOSS BEFORE INCOME TAXES       (87,441,923)   (11,583,265)    (3,340,249)

     INCOME TAX RECOVERY             37,133,460              -              -
                                  -------------- -------------- --------------

     NET LOSS                       (50,308,463)   (11,583,265)    (3,340,249)

     PREFERRED STOCK DIVIDENDS                -        (16,979)    (1,734,375)
                                  -------------- -------------- --------------

     NET LOSS TO COMMON
      STOCKHOLDERS                  (50,308,463)   (11,600,244)    (5,074,624)

     OTHER COMPREHENSIVE INCOME
       Foreign currency
        translation adjustment                -         (1,958)             -
       Change in market value
        of securities                         -              -          8,600
       Forward sales derivative
        mark-to-market                        -              -        678,867
                                  -------------- -------------- --------------

     NET COMPREHENSIVE LOSS       $ (50,308,463) $ (11,585,223)  $ (2,652,782)
                                  -------------- -------------- --------------
                                  -------------- -------------- --------------

     BASIC AND DILUTED NET
      LOSS PER SHARE              $       (0.43) $       (0.18)  $      (0.13)
                                  -------------- -------------- --------------
                                  -------------- -------------- --------------

     WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES OUTSTANDING     116,903,752     63,664,614     38,942,158
                                  -------------- -------------- --------------
                                  -------------- -------------- --------------

                            WESTERN GOLDFIELDS INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In U.S. dollars)

                                            Year Ended December 31,
                                  --------------------------------------------
                                        2007           2006           2005
                                  -------------- -------------- --------------

     CASH FLOWS FROM OPERATING
      ACTIVITIES
       Net loss                   $ (50,308,463) $ (11,583,265)  $ (3,340,249)
       Adjustments to reconcile
        net loss to net cash
        provided (used) by
        operating activities:
       Items not affecting cash:
         Amortization                 3,925,395      1,087,517      1,021,909
         Amortization of deferred
          debt issuance costs           342,402              -        208,501
         Accretion expense              337,176        269,574        381,540
         Deferred income taxes      (37,133,460)             -              -
         Reclamation cost recovery      (21,940)    (1,459,860)      (543,964)
         Reclamation costs incurred    (148,416)      (200,811)             -
         Gain on sale of assets
          and investments               (42,440)        18,836        (42,734)
         Interest net of reimbursed
          costs - reclamation and
          remediation                  (233,484)       (88,786)      (158,648)
         Common stock issued for
          exploration assets and
          services                            -        136,500        166,462
         Common stock issued in
          respect of severance
          agreements                          -        547,200              -
         Stock based compensation     2,561,050      3,209,285        518,315
         Mark-to-market loss on gold
          hedging contracts          58,901,246              -              -
         Warrants issued for
          services of consultant              -        233,000              -
         Cost of extending expiry
          date of warrants                    -              -         39,204
         Changes in assets and
          liabilities:
         Decrease (increase) in:
           Accounts receivable          (74,529)      (213,327)         2,777
           Inventories              (10,689,126)       393,684        668,902
           Prepaid expenses and
            deposits                   (609,632)      (391,484)       241,824
         Increase (decrease) in:
           Accounts payable           2,155,809        885,280        147,922
           Accrued expenses           2,101,164       (110,166)       (45,548)
           Accrued interest expense     359,698        (48,695)         8,695

                                  -------------- -------------- --------------
     Net cash provided (used) by
      operating activities          (28,577,550)    (7,315,518)      (725,092)
                                  -------------- -------------- --------------

     CASH FLOWS FROM INVESTING
      ACTIVITIES
       Purchase of property &
        equipment, including
        construction in progress    (94,610,737)    (3,444,353)       (10,853)
       Increase in reclamation and
        remediation investment       (2,090,094)             -              -
       Proceeds from sale of
        investments                           -              -         47,734
       Purchase of assets                     -              -        (24,366)
       Proceeds from sale of assets      97,500              -         25,000
       Restricted cash               (7,500,000)             -              -
                                  -------------- -------------- --------------
     Net cash provided (used) by
      investing activities         (104,103,331)    (3,444,353)        37,515
                                  -------------- -------------- --------------

     CASH FLOWS FROM FINANCING
      ACTIVITIES
       Proceeds from loan
        payable - Romarco                     -              -        705,186
       Term loan
        advances (repayments)        76,462,357     (2,205,186)    (1,500,000)
       Deferred debt issuance costs  (3,569,812)             -              -
       Common stock issued for cash  92,607,665      4,012,000              -
       Warrants issued for cash               -      1,988,000              -
       Exercise of options to
        purchase common stock         1,040,509        632,750              -
       Exercise of warrants to
        purchase common stock         4,508,053     11,833,809              -
       Preferred stock dividends              -        (51,354)             -
                                  -------------- -------------- --------------
     Net cash provided (used) by
      financing activities          171,048,772     16,210,019       (794,815)
                                  -------------- -------------- --------------

     Change in cash                  38,367,891      5,450,148     (1,482,392)

     Cash, beginning of period        5,502,535         52,387      1,534,778
                                  -------------- -------------- --------------

     Cash, end of period          $  43,870,426  $   5,502,535  $      52,387
                                  -------------- -------------- --------------
                                  -------------- -------------- --------------

     SUPPLEMENTAL CASH FLOW
      DISCLOSURES:
       Interest paid
        (received), net           $    (873,657) $      69,130  $     162,419
                                  -------------- -------------- --------------
                                  -------------- -------------- --------------

     NON-CASH FINANCING AND
      INVESTING ACTIVITIES:
       Stock, options and
        warrants issued for
        services                  $   2,575,417  $   4,125,985  $     684,777
       Equipment purchases
        included in accounts
        payable                   $   1,886,297  $           -  $           -

                MESQUITE MINE - MINERAL RESOURCES AND RESERVES
                               December 31, 2007

     -------------------------------------------------------------------------
                    Mineral Resources Inclusive of Reserves
     -------------------------------------------------------------------------
     Class                  Category         Tons        Grade     Contained
                                         (x 1,000)  (Au oz / T)      (Au ozs)
     -------------------------------------------------------------------------
     Measured               Oxide          97,513        0.016     1,533,449
                            Non oxide      21,136        0.024       503,000
     -------------------------------------------------------------------------
     Measured               Subtotal      118,649        0.017     2,036,449
     -------------------------------------------------------------------------
     Indicated              Oxide         101,626        0.014     1,380,551
                            Non oxide      40,258        0.021       865,000
     -------------------------------------------------------------------------
     Indicated              Subtotal      141,884        0.016     2,245,551
     -------------------------------------------------------------------------
     Measured & Indicated   Total         260,532        0.016     4,282,000
     -------------------------------------------------------------------------
     Inferred               Oxide           4,958        0.013
                            Non oxide       4,798        0.022
     -------------------------------------------------------------------------
     Inferred               Subtotal        9,756        0.018
     -------------------------------------------------------------------------
                               Mineral Reserves
     -------------------------------------------------------------------------
     Proven                 Oxide          97,513        0.016     1,533,449
                            Non oxide      16,429        0.023       386,000
     -------------------------------------------------------------------------
     Proven                 Subtotal      113,942        0.017     1,919,449
     -------------------------------------------------------------------------
     Probable               Oxide          38,000        0.017       660,000
                            Non oxide       7,914        0.022       176,000
     -------------------------------------------------------------------------
     Probable               Subtotal       45,914        0.018       836,000
     -------------------------------------------------------------------------
     Proven & Probable      Total         159,856        0.017     2,755,449
     -------------------------------------------------------------------------
     Inferred               Oxide           4,958        0.013
                            Non oxide       1,000        0.020
     -------------------------------------------------------------------------
     Inferred               Subtotal        5,958        0.015
     -------------------------------------------------------------------------
                    Mineral Resources Exclusive of Reserves
     -------------------------------------------------------------------------
     Measured               Oxide               0        0.000             0
                            Non oxide       4,707        0.025       117,000
     -------------------------------------------------------------------------
     Measured               Subtotal        4,707        0.025       117,000
     -------------------------------------------------------------------------
     Indicated              Oxide          63,626        0.011       720,551
                            Non oxide      32,344        0.021       689,000
     -------------------------------------------------------------------------
     Indicated              Subtotal       95,970        0.015     1,409,551
     -------------------------------------------------------------------------
     Measured & Indicated   Total         100,676        0.015     1,526,551
     -------------------------------------------------------------------------
     Inferred               Oxide               0        0.000
                            Non oxide       3,798        0.023
     -------------------------------------------------------------------------
     Inferred               Subtotal        3,798        0.023
     -------------------------------------------------------------------------

     1. The Company's mineral reserves are estimated using appropriate cut-off grades at an assumed gold price of US$500 per ounce and projected process recoveries, operating costs and life of mine plans which include allowances for dilution and mining recovery.
     2. The Company's mineral reserves are consistent with the definitions established by Industry Guide 7, administered by the U.S. Securities and Exchange Commission.
     3. The Company's mineral resources are estimated using appropriate cut off grades at an assumed gold price of US$650 per ounce and projected process recoveries, operating costs and life of mine plans which include allowances for dilution and mining recovery.
     4. The Company's mineral resources and mineral reserves are classified in accordance with the Canadian Institute of Mining, Metallurgy and
        Petroleum's (CIM) "Standards on Mineral Resources and Reserves,
        Definitions and Guidelines".
     5. Cautionary note to U.S. investors concerning Measured, Indicated and
        Inferred mineral resources: These terms are required by the CIM's
        "Standards on Mineral Resources and Reserves, Definitions and
        Guidelines". U.S. Investors are cautioned not to assume that all or any part of the stated mineral resources will be converted into reserves.
     6. The Company's mineral resource and reserve estimates were prepared under the supervision of Mr. W. Hanson, P.Geo., Vice-President of Mine
        Development, Western Goldfields Inc.
     >>

     %CIK: 0001394186

     /For further information: please visit www.westerngoldfields.com, or contact: Raymond Threlkeld, President and CEO, (416) 324-6005,
rthrelkeld(at)westerngoldfields.com; Brian Penny, Chief Financial Officer, (416)
324-6002, bpenny(at)westerngoldfields.com; Julie Taylor Pantziris, Director,
Regulatory Affairs and Investor Relations, (416) 324-6015,
jtaylor(at)westerngoldfields.com/
     (WGI. WGW)

CO:  Western Goldfields Inc.

CNW 07:57e 10-MAR-08